UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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The WhiteWave Foods Company

(Name of Registrant as Specified In Its Charter)

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August 22, 2013

Dear Fellow Stockholders:

You are invited to attend the special meeting of stockholders on Tuesday, September 24, 2013, at 9:30 a.m. (MDT), at the JW Marriott Denver Cherry Creek, Fireside Room, 150 Clayton Lane, Denver, Colorado 80206. At the special meeting, we will vote on:

•

Proposal One: A proposal to convert all of our issued and outstanding shares of Class B common stock into shares of our Class A common stock to create a capital structure with a single class of common stock. If the conversion is approved, each issued and outstanding share of our Class B common stock will be converted on a one-for-one basis into shares of our Class A common stock.

•

Proposal Two: A proposal to adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposal.

Our Board of Directors has approved the conversion proposal and recommends that you vote for its approval. The conversion will not be effected without the affirmative vote of a majority of the votes cast by the holders of shares of Class A common stock and Class B common stock present or represented at the special meeting, voting together as a single class.

Your vote is important. Even if you plan to attend the special meeting in person, we encourage you to submit your proxy now (by telephone, online or by mail). This will not limit your right to attend or vote at the special meeting.

The accompanying Proxy Statement provides detailed information about the proposed conversion. Our Board of Directors encourages you to read the entire document carefully. You may also obtain more information about the Company from documents the Company has filed with the Securities and Exchange Commission.

If you have questions regarding any of the matters contained in this Proxy Statement, please contact our Investor Relations Department at investor.relations@whitewave.com or at 1.303.635.4747.

We look forward to seeing you at the meeting.

Sincerely,

Gregg L. Engles

Chairman of the Board and

Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

We will hold a special meeting of stockholders on Tuesday, September 24, 2013, at 9:30 a.m. (MDT), at the JW Marriott Denver Cherry Creek, Fireside Room, 150 Clayton Lane, Denver, Colorado 80206.

At the special meeting, we will ask you to consider and vote on the following proposals:

•

Proposal One: A proposal to convert all of our issued and outstanding shares of Class B common stock into shares of our Class A common stock to create a capital structure with a single class of common stock. If the conversion is approved, each issued and outstanding share of our Class B common stock will be converted on a one-for-one basis into shares of our Class A common stock.

•

Proposal Two: A proposal to adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the foregoing proposal.

We will also discuss and take action on any other business that is properly brought before the meeting.

If you were a stockholder of record of the Company’s Class A common stock, par value $0.01 per share, or Class B common stock, par value $0.01 per share, at the close of business on August 16, 2013, you are entitled to vote on the proposals to be considered at the special meeting.

This Notice and the accompanying Proxy Statement are first being mailed to stockholders on or about August 22, 2013.

By order of the Board of Directors,

Roger E. Theodoredis

Executive Vice President, General Counsel and

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 24, 2013:

This Notice and the accompanying Proxy Statement are available at www.whitewave.com.

i

PROXY STATEMENT

The accompanying proxy, mailed together with this Proxy Statement, is being solicited by and on behalf of the Board of Directors of The WhiteWave Foods Company, a Delaware corporation, or the “Company,” for use at a special meeting of our stockholders and at any adjournment or postponement thereof. References in this Proxy Statement to “we,” “us,” “our” or like terms also refer to the Company. This Proxy Statement and accompanying proxy are first being mailed to our stockholders on or about August 22, 2013.

Date, Time and Place of the Special Meeting

The special meeting of our stockholders will be held on Tuesday, September 24, 2013, at 9:30 a.m. (MDT), at the JW Marriott Denver Cherry Creek, Fireside Room, 150 Clayton Lane, Denver, Colorado 80206.

Purpose of the Special Meeting and Recommendation of our Board of Directors

At the meeting, stockholders will consider and act upon a proposal (which we refer to as the “Conversion Proposal”) to convert all of our issued and outstanding shares of Class B common stock, par value $0.01 per share (“Class B common stock”), into shares of our Class A common stock, par value $0.01 per share (“Class A common stock”), to create a capital structure with a single class of common stock. If the conversion is approved, each issued and outstanding share of our Class B common stock will be converted on a one-for-one basis into shares of our Class A common stock.

Additionally, stockholders will consider and act upon a proposal (which we refer to as the “Adjournment Proposal”) to adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Conversion Proposal.

Our Board of Directors recommends that you vote “for” the Conversion Proposal and “for” the Adjournment Proposal. Our Board of Directors does not know of any matters to be acted upon at the meeting other than the Conversion Proposal and the Adjournment Proposal.

ABOUT THE MEETING

Who Can Vote

The record date for the determination of holders of our Class A common stock and our Class B common stock entitled to notice of and to vote at the special meeting, or any adjournment or postponement thereof, is the close of business on August 16, 2013 (which we refer to as the “record date”). As of the record date, there were 105,199,062 shares of Class A common stock issued and outstanding and entitled to vote at the meeting, and 67,913,310 shares of Class B common stock issued and outstanding and entitled to vote at the meeting.

The holders of record of our Class A common stock and our Class B common stock as of the record date will be entitled to one vote per share on each matter upon which they are being asked to vote at the special meeting, or any adjournment or postponement thereof.

How Proxies Will be Voted

To submit your proxy, follow the instructions on the enclosed proxy card or voting card. You may vote by telephone, online or by mail.

If you are a registered stockholder, you can also vote in person at the meeting. If your shares are held in a brokerage account, you are probably not a registered stockholder. In this case, your shares would not be officially registered in your name; rather, they would be registered in your broker’s name (which is sometimes called “street name”). If your shares are in street name, you cannot vote in person at the meeting unless you have a proper legal proxy from your broker. You should therefore submit your proxy or voting instructions by telephone, online or mail according to the instructions on the enclosed voting card to ensure that your vote is counted.

Voting by any means other than voting in person at the meeting has the effect of appointing Gregg L. Engles, our Chairman of the Board and Chief Executive Officer, and Roger E. Theodoredis, our Executive Vice President, General Counsel and Corporate Secretary, as your proxies. They will be required to vote on the Conversion Proposal and Adjournment Proposal exactly as you have voted. However, if any other matter requiring a stockholder vote is properly raised at the meeting, then Mr. Engles and Mr. Theodoredis will be authorized to use their discretion to vote on such issues on your behalf.

If you sign your proxy card, but do not specify how you want to vote on the proposals, your shares will be voted FOR the Conversion Proposal and FOR the Adjournment Proposal.

We encourage you to submit your proxy now (by telephone, online or by mail) even if you plan to attend the meeting in person.

How to Revoke Your Proxy

You can revoke your proxy at any time before the meeting for any reason. To revoke your proxy before the meeting, either:

•	write to Roger E. Theodoredis, Corporate Secretary, at The WhiteWave Foods Company, 1225 Seventeenth Street, Suite 1000, Denver, CO 80202, or

•	submit a later-dated proxy, either by telephone or online (your last vote before the meeting begins will be counted).

If you are a registered stockholder (or if you hold your shares in “street name” and have a proper legal proxy from your broker), you may also come to the meeting and change your vote in writing.

Quorum and Required Vote

The presence at the meeting, in person or represented by proxy, of the holders of a majority in voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at the meeting shall constitute a quorum. Proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes. However, abstentions will not have any impact on the outcome of the proposals since the vote required for the approval of each proposal is based on the number of shares actually voted, whether in person or by proxy.

If your shares are held in “street name” and you do not instruct your broker how to vote your shares, your brokerage firm will leave your shares unvoted (a “broker non-vote”) with respect to the proposals. Broker non-votes will be considered present for quorum purposes but will not be considered present and entitled to vote on any matter for which a broker does not have authority. Brokers have discretionary voting power to vote only on matters considered to be “routine”. Pursuant to the rules of the New York Stock Exchange (“NYSE”), your broker will not be permitted to vote for you without instruction with respect to the proposals. Accordingly, a broker non-vote will not have any impact on the outcome of the proposals since the vote required for the approval of each proposal is based on the number of shares actually voted, whether in person or by proxy.

In order for either proposal to be approved, it must receive the affirmative vote of a majority of the votes cast by the holders of shares of Class A common stock and Class B common stock present or represented at the special meeting, voting together as a single class with each stockholder entitled to one vote per share of Class A common stock and one vote per share of Class B common stock.

Expenses of Soliciting Proxies

Certain of our officers and employees may solicit proxies by mail, telephone, fax, e-mail or in person. In addition, we have engaged Innisfree M&A Incorporated to assist in the solicitation, for which we will pay $15,000 plus associated costs and expenses. We will pay all other costs associated with this Proxy Statement and the solicitation of proxies. Upon request, we will reimburse stockbrokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of shares of our common stock.

Our transfer agent, Computershare, will count the votes and act as inspector of election.

How You Can Vote

You can vote your shares at the meeting or by completing, signing, dating and returning your proxy in the enclosed envelope. Most stockholders also have the option of voting their shares on the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on your proxy card or included with your proxy materials. If you vote your proxy over the Internet or by telephone, you do NOT need to mail back your proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth, as of August 14, 2013, except as otherwise noted, certain information concerning the beneficial ownership of shares of our Class A common stock and our Class B common stock by:

•	each director of the Company;

•	each executive officer of the Company named in our Proxy Statement for our last annual meeting;

•	all directors and executive officers of the Company as a group, including executive officers not named in the table; and

•	persons who are known to be holders of 5% or more of shares of the Company’s common stock.

The percentages in the tables below are based on 105,199,062 shares of Class A common stock and 67,913,310 shares of Class B common stock outstanding as of August 14, 2013.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Except as otherwise noted, the persons and entities in these tables have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o The WhiteWave Foods Company, 1225 Seventeenth Street, Suite 1000, Denver, CO 80202.

Beneficial Ownership by the Company’s Executive Officers and Directors

Name and address of beneficial owner	Number of shares of Class A common stock beneficially owned		Percentage of shares of Class A common stock beneficially owned	Number of shares of Class B common stock beneficially owned		Percentage of shares of Class B common stock beneficially owned
Gregg L. Engles	6,801,961	(1)(2)	6.5%	1,065,629	(2)(3)	1.6%
Kelly J. Haecker	257,121	(4)	*	4,339			*
Blaine E. McPeak	262,314	(5)	*	9,820			*
Thomas N. Zanetich	124,645	(6)	*	—		—
Edward F. Fugger	197,220	(7)	*	—		—
Michelle P. Goolsby	31,760	(8)	*	—		—
Stephen L. Green	166,220	(9)	*	81,478	(10)		*
Joseph S. Hardin, Jr.	214,202	(11)	*	92,760	(12)		*
Mary E. Minnick	4,478	(13)	*	—		—
Doreen A. Wright	53,144	(14)	*	5,457			*
All current directors and executive officers as a group (12 persons)	8,302,363		7.9%	1,259,483		1.9%

*	Number of shares represents less than one percent of the number of shares of the class or classes (as applicable) of common stock outstanding at August 14, 2013.

(1)	Includes (a) 114,950 shares of Class A common stock held by a family limited partnership with respect to which Mr. Engles, as the sole owner and manager of the general partner of the limited partnership, has the right to make investment and voting decisions (the “Limited Partnership”), (b) options to purchase 5,753,775 shares of Class A common stock, and (c) 299,853 shares of Class A common stock subject to unvested restricted stock units. All unvested options and restricted stock units, other than equity awards granted in connection with the Company’s initial public offering, immediately vest if an employee retires after reaching age 55 and after completing 10 years of service. Pursuant to this provision, all of the equity awards held by Mr. Engles, other than equity awards granted in connection with the company’s initial public offering, would vest and become exercisable if Mr. Engles elects to retire. Mr. Engles disclaims beneficial ownership of all shares held by the Limited Partnership.

(2)	Includes (a) 533,476 shares of Class A common stock and 759,773 shares of Class B common stock pledged as security for bank loans, and (b) 214,832 shares of Class A common stock and 305,820 shares of Class B common stock pledged to a securities margin account, of which 114,950 shares of Class A common stock and 163,710 shares of Class B common stock are held by the Limited Partnership.

(3)	Includes 163,710 shares of Class B common stock held by the Limited Partnership. Mr. Engles disclaims beneficial ownership of all shares held by the Limited Partnership.

(4)	Includes 254,075 shares of Class A common stock that may be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days after August 14, 2013.

(5)	Includes 255,198 shares of Class A common stock that may be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days after August 14, 2013.

(6)	Consists of 124,645 shares of Class A common stock that may be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days after August 14, 2013.

(7)	Consists of 197,220 shares of Class A common stock that may be acquired pursuant to options that are currently exercisable or that will become exercisable within 60 days after August 14, 2013.

(8)	Includes (a) 26,838 shares of Class A common stock that may be acquired pursuant to options that are currently exercisable, and (b) 3,281 shares of restricted Class A common stock that are subject to vesting.

(9)	Includes (a) 95,849 shares of Class A common stock that may be acquired pursuant to options that are currently exercisable, (b) 10,766 shares of restricted Class A common stock that are subject to vesting, and (c) 51,038 shares of Class A common stock held by an irrevocable descendants’ trust, of which Mr. Green’s children are the beneficiaries. Mr. Green disclaims beneficial ownership of the shares held by the trust except to the extent of his pecuniary interest in the trust, if any.

(10)	Includes (a) 3,703 shares of restricted Class B common stock that are subject to vesting, and (b) 72,688 shares of Class B common stock held by an irrevocable descendants’ trust, of which Mr. Green’s children are the beneficiaries. Mr. Green disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the trust, if any.

(11)	Includes (a) 123,081 shares of Class A common stock that may be acquired pursuant to options that are currently exercisable, (b) 12,435 shares of restricted Class A common stock that are subject to vesting, and (c) 804 shares of Class A common stock held by a family trust, of which Mr. Hardin’s children and sister are the beneficiaries. Mr. Hardin is the trustee and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the trust, if any.

(12)	Includes (a) 4,379 shares of restricted Class B common stock that are subject to vesting, and (b) 1,146 shares of Class B common stock held by a family trust, of which Mr. Hardin’s children and sister are the beneficiaries. Mr. Hardin is the trustee and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the trust, if any.

(13)	Includes 2,985 shares of restricted Class A common stock that are subject to vesting.

(14)	Includes 49,313 shares of Class A common stock that may be acquired pursuant to options that are currently exercisable.

Beneficial Ownership by Five Percent Stockholders

Name and address of beneficial owner	Number of shares of Class A common stock beneficially owned	Percentage of shares of Class A common stock beneficially owned	Number of shares of Class B common stock beneficially owned	Percentage of shares of Class B common stock beneficially owned
T. Rowe Price Associates, Inc.(1)	5,623,163	5.3%	—	—
100 E. Pratt Street Baltimore, MD 21202

(1)	Based solely on a review of a Schedule 13G/A filed with the SEC on June 10, 2013, as of May 31, 2013, T. Rowe Price Associates, Inc. beneficially owned 5,623,163 shares of our Class A common stock and has sole voting power with respect to 1,155,434 of such shares and shared dispositive power with respect to 5,623,163 of such shares and T. Rowe Price New Horizons Fund, Inc. beneficially owned 1,330,900 shares of our Class A common stock and has sole voting power with respect to 1,330,900 of such shares. We are not aware of any such person beneficially owning shares of our Class B common stock.

Separation from Dean Foods Company

Distribution

On May 23, 2013, Dean Foods Company (“Dean Foods”) distributed (the “Distribution”) to its stockholders an aggregate of 47,686,000 shares of our Class A common stock and 67,914,000 shares of our Class B common stock as a pro rata dividend on shares of Dean Foods common stock outstanding at the close of business on May 17, 2013, the record date for the Distribution. Effective upon the Distribution, and in accordance with the terms of our amended and restated certificate of incorporation, we reduced the number of votes per share of our Class B common stock with respect to all matters submitted to a vote of our stockholders, other than the election and removal of directors, to one vote per share.

Prior to the Distribution, Dean Foods converted 82,086,000 shares of our Class B common stock into 82,086,000 shares of our Class A common stock in accordance with the terms of our amended and restated certificate of incorporation, 47,686,000 of which were distributed to Dean Foods stockholders in the Distribution. As a result of the Distribution, Dean Foods owned 34,400,000 shares of our Class A Common stock and no shares of our Class B common stock.

Debt-for-Equity Exchange

On July 25, 2013, Dean Foods exchanged 34,400,000 shares of Class A common stock for indebtedness of Dean Foods in a debt-for-equity exchange and no longer owns any shares of our common stock.

PROPOSAL ONE – CONVERSION OF CLASS B COMMON STOCK INTO CLASS A COMMON STOCK

Our Board of Directors has authorized, and recommends that stockholders approve, a proposal to convert all of our issued and outstanding shares of our Class B common stock into shares of our Class A common stock to create a single class of common stock (the “Conversion Proposal”). Pursuant to the conversion, each issued and outstanding share of our Class B common stock will be converted on a one-for-one basis into shares of our Class A common stock. The Conversion Proposal, if approved by our stockholders, would simplify our capital structure and is expected to have the other benefits discussed under “Reasons for the Conversion” below.

In order for the Conversion Proposal to be approved, it must receive the affirmative vote of a majority of the votes cast by the holders of the shares of Class A common stock and Class B common stock present or represented at the special meeting, voting together as a single class, with each stockholder entitled to one vote per share of Class A common stock and one vote per share of Class B common stock.

Background of our Current Capital Structure and the Conversion Proposal

Prior to the completion of our initial public offering on October 31, 2012, we were a wholly-owned subsidiary of Dean Foods Company (“Dean Foods”), and we had one class of common stock outstanding. On October 15, 2012, we amended and restated our certificate of incorporation and by-laws, increased the total number of authorized shares of our capital stock, and created two classes of common stock, the Class A common stock and the Class B common stock, that have the same economic rights, including with respect to dividends and distributions. Pursuant to our amended and restated certificate of incorporation, our Class A common stock was and is entitled to one vote per share, while our Class B common stock was then entitled to ten votes per share with respect to all matters submitted to a vote of our stockholders, subject, in the case of the Class B common stock, to reduction in accordance with the terms of our amended and restated certificate of incorporation.

On May 23, 2013, Dean Foods distributed (the “Distribution”) to its stockholders an aggregate of 47,686,000 shares of our Class A common stock and 67,914,000 shares of our Class B common stock as a pro rata dividend on shares of Dean Foods common stock outstanding at the close of business on May 17, 2013, the record date for the Distribution. Effective upon the Distribution, and in accordance with the terms of our amended and restated certificate of incorporation, we reduced the number of votes per share of our Class B common stock with respect to all matters submitted to a vote of our stockholders, other than the election and removal of directors, to one vote per share.

Shares of our Class B common stock convert into shares of our Class A common stock on a one-for-one basis, subject to the approval of our Board of Directors, which has been obtained, and satisfaction of certain other conditions set forth in our amended and restated certificate of incorporation, which have been satisfied, upon the affirmative vote of a majority of the votes cast by the holders of the shares of Class A common stock and Class B common stock present or represented at the special meeting, voting together as a single class, with each stockholder entitled to one vote per share of Class A common stock and one vote per share of Class B common stock. In accordance with our amended and restated certificate of incorporation, our Board of Directors has determined that the holders of our Class A common stock and the holders of our Class B common stock entitled to vote at the special meeting will vote on the Conversion Proposal together, as a single class. Dean Foods has received a private letter ruling from the IRS, substantially to the effect that, among other things, the Distribution and any debt-for-equity exchange completed within 18 months of the completion of the Distribution, including the debt-for-equity exchange completed by Dean Foods on July 25, 2013, will qualify as a transaction that is tax-free for U.S. federal income tax purposes under Sections 355, 361 and 368(a)(1)(d) of the Internal Revenue Code of 1986, as amended (the “Code”). The private letter ruling from the IRS also indicates that a single-class vote to effect the conversion of Class B common stock into Class A common stock will not affect the tax-free treatment of the Distribution or any debt-for-equity exchange.

The Conversion Proposal will be approved upon the affirmative vote of a majority of the votes cast by the holders of the shares of Class A common stock and Class B common stock present or represented at the special meeting, voting together as a single class, with each stockholder entitled to one vote per share of Class A common stock and one vote per share of Class B common stock. Such conversion will be effective at the close of business on the date on which the Conversion Proposal is approved by our stockholders. In the absence of stockholder approval of the Conversion Proposal, our Class B common stock will continue to have voting rights with respect to the election and removal of directors that are superior to those of our Class A common stock and, therefore, the holders of our Class B common stock will be able to exercise significant influence over the election and removal of directors.

Since our initial public offering, our Class A common stock has been trading on the New York Stock Exchange (“NYSE”) under the trading symbol “WWAV.” Since May 15, 2013, our Class B common stock has been trading on the NYSE under the trading symbol “WWAV.B.” From May 15, 2013 until August 16, 2013, our Class B common stock has generally traded on the NYSE at a discount to our Class A common stock. The closing prices fluctuated between discounts of 1.8% and 9.0%, with an average discount of 5.3%, prior to the close of business on June 10, 2013 (when the Conversion Proposal was announced), and between a discount of 0.2% and 6.5%, with an average discount of 1.4%, from that date through August 16, 2013.

In addition to the trading differentials, there are several reasons why we believe a single-class common stock structure is preferable to a dual-class common stock structure. There has been investor confusion regarding our dual-class common stock structure, and there is an increased administrative burden associated with our dual-class common stock structure. Additionally, during recent months, there has been significant volatility of the equity markets, which our Board of Directors believes has heightened the value to investors of having greater liquidity and a larger public float. This increased demand for liquidity is one factor the Board of Directors reviewed as it decided to consider and recommend the Conversion Proposal at this time. Finally, we believe that having a single-class common stock structure is consistent with corporate governance best practices.

We have not issued any Class B common stock since October 25, 2012, on which date Dean Foods contributed to us the capital stock of WWF Operating Company, which held substantially all of the historical assets and liabilities related to our business, in exchange for 150,000,000 shares of our Class B common stock, and we do not intend to issue any additional shares of Class B common stock in the foreseeable future. Participants in our equity plans receive awards based on shares of Class A common stock.

Our Board of Directors has reviewed our current capital structure in which the Class B common stock is entitled to ten votes per share for the election and removal of directors. After consideration of the issues associated with, among other things, having a class of stock with superior voting rights for the election and removal of directors and upon consultation with senior management and outside advisors, our Board of Directors has determined that it is in the best interests of the Company and its stockholders for the Board of Directors to call the special meeting of stockholders to approve the Conversion Proposal and has authorized and recommended that stockholders approve the Conversion Proposal.

Reasons for the Conversion

In determining to approve the conversion and recommend the Conversion Proposal to our stockholders, our Board considered a number of factors, including the possible benefits that we and our stockholders may derive from each of the following:

•	increased trading liquidity upon the creation of a single class of common stock with a larger number of shares outstanding and an increased public float;

•

elimination of the trading price discount on our Class B common stock compared to our Class A common stock, despite our Class B common stock having superior voting rights with respect to the election and removal of directors;

•	alignment of voting rights with the economic risks of ownership of our common stock;

•	facilitation of certain corporate transactions through the use of a single class of common stock as acquisition currency and for issuances to third parties; and

•	elimination of the ability of any special interest faction of stockholders to accumulate Class B common stock in order to exert influence over the election and removal of directors.

Our Board also considered the following factors in connection with its approval of the conversion and recommendation of the Conversion Proposal:

•

the conversion will eliminate the ability of the Company to repurchase shares of Class B common stock under the share repurchase program previously authorized by our Board of Directors while our Class B common stock trades at a discount to our Class A common stock; and

•

the conversion will incur management time and financial costs to obtain approval of our stockholders, including expenses associated with preparing this Proxy Statement and conducting the special meeting, without any assurance that stockholder approval will be obtained.

This discussion of information and factors considered by our Board of Directors is not intended to be exhaustive, but includes the material factors considered by our Board of Directors in making its decision. In view of the factors considered by our Board of Directors in connection with its evaluation of the Conversion Proposal and the complexity of these matters, our Board of Directors did not consider it practicable to, nor did it attempt to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. In considering the factors described above, individual members of our Board of Directors may have given different weight to different factors. We cannot assure you when or if any specific potential benefits considered by our Board of Directors will be realized.

Conditions Precedent to Effectiveness of the Conversion

The effectiveness of the proposed conversion of all issued and outstanding shares of our Class B common stock into shares of our Class A common stock is conditioned upon the affirmative vote of a majority of the votes cast by the holders of the shares of Class A common stock and Class B common stock present or represented at the special meeting, voting together as a single class. The conversion will become effective at the close of business on the date that the Conversion Proposal is approved by our stockholders.

Certain Effects of the Conversion

If the conversion is completed, each issued and outstanding share of our outstanding Class B common stock will automatically be converted into one fully paid and non-assessable share of Class A common stock. Pursuant to the terms of our amended and restated certificate of incorporation, upon the conversion of each outstanding share of Class B common stock, such share of Class B common stock shall be deemed to be no longer outstanding and all rights with respect to such share of Class B common stock shall immediately cease and terminate, except the right of the holder thereof to receive payment of any dividends declared but unpaid on the shares so converted for which the record date has already occurred, and shall be retired and cancelled and may not be reissued as a share of Class B common stock.

Voting Power — Election and Removal of Directors. The holders of our Class B common stock currently have the right to cast ten votes per share for the election and removal of directors, and the holders of our Class A common stock currently have the right to cast one vote per share for the election and removal of directors. After the conversion, all holders of our outstanding shares of Class A common stock will have identical voting rights for the election and removal of directors. As a result, existing holders of our Class B common stock will no longer have superior rights with respect to the election and removal of directors after the conversion.

Voting Power — All Other Matters. As to all matters on which our stockholders are entitled to vote other than for the election and removal of directors, the holders of Class A common stock and Class B common stock are entitled to cast one vote per share. Delaware law requires a separate class vote if an amendment to our amended and restated certificate of incorporation would increase or decrease the par value of shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect these powers, preferences or rights adversely. In addition, our amended and restated certificate of incorporation provides the holders of each class of our common stock certain class voting rights in specified circumstances. Upon the conversion, the Class B common stock will cease to be outstanding and such class votes will no longer be applicable. The conversion will have no impact on the voting power of holders of Class A common stock.

Economic Equity Interests. The proposed conversion will have no impact on the economic equity interests of holders of our Class A common stock and Class B common stock, including with respect to dividends, liquidation rights or redemption. As of the record date for the determination of stockholders entitled to notice of the special meeting, the shares held by the holders of our Class A common stock and our Class B common stock represented approximately 60.8% and 39.2%, respectively, of the total outstanding shares of our common stock. After the conversion, the shares of Class A common stock to be held by the current holders of Class B common stock and the shares of Class A common stock held by existing holders of Class A common stock would represent the same proportions of the total outstanding shares of our common stock as they had immediately prior to the conversion.

Capitalization. The conversion will have no impact on the total issued and outstanding shares of our common stock. As of the record date for the determination of stockholders entitled to notice of the special meeting, there were 173,112,372 shares of our common stock issued, outstanding and eligible to vote, consisting of 105,199,062 shares of Class A common stock and 67,913,310 shares of Class B common stock. As a result of the Conversion and based on the number of shares outstanding on the record date, there would be 173,112,372 shares of Class A common stock outstanding immediately after the effective time of the conversion and no shares of Class B common stock outstanding. Therefore, the conversion will not impact the total issued and outstanding shares of our common stock, but rather will only increase the number of shares of Class A common stock outstanding in an amount equivalent to the number of shares of Class B common stock outstanding prior to the conversion. In addition, the conversion will not increase our total number of authorized shares of our capital stock. Accordingly, immediately after the conversion, our authorized capital stock will continue to consist of 1,700,000,000 shares of Class A common stock, 175,000,000 shares of Class B common stock and 170,000,000 shares of preferred stock.

Market Price. After the conversion, the market price of shares of our Class A common stock will depend, as before the conversion, on many factors including our future performance, general market conditions and conditions in the industry in which we operate, many of which are outside of our control. Accordingly, we cannot predict the price at which our Class A common stock will trade following the conversion. On June 10, 2013, the date of the announcement of the special meeting and this Conversion Proposal, the closing prices per share of our Class A common stock and our Class B common stock on the NYSE were $17.26 and $16.34, respectively. On August 16, 2013, the most recent practicable trading date prior to the date of this Proxy Statement, the closing prices per share of our Class A common stock and our Class B common stock on the NYSE were $19.05 and $18.90, respectively.

NYSE Listing. The NYSE has approved, subject to official notice of issuance, the listing of the shares of Class A common stock that the Class B common stock is scheduled to convert into upon the effectiveness of the conversion as provided in our amended and restated certificate of incorporation. Our Class A common stock is listed on the NYSE under the symbol “WWAV.” Our Class B common stock will be delisted from the NYSE after the effectiveness of the conversion.

Operations. The proposed conversion will have no impact on our business operations, except to the extent that we are able to realize some or all of the potential benefits from the proposed conversion, which are described above.

Restrictions on Resale. If the Conversion Proposal is approved, shares of Class A common stock into which the Class B common stock will be converted that are held by our affiliates will continue to be subject to the restrictions specified in Rule 144 under the Securities Act of 1933, as amended.

Certain U.S. Federal Income Tax Consequences

The following summary describes certain material U.S. federal income tax considerations relating to the conversion of Class B common stock into Class A common stock to the holders of Class B common stock. There will be no tax consequences to the holders of Class A common stock as a result of the conversion. This discussion is based upon the Code, existing and proposed regulations thereunder, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. The private letter ruling received by Dean Foods does not address the tax consequences to each stockholder of the conversion, and there can be no assurance that the IRS would agree with the conclusions set forth in this discussion.

This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to a holder of Class B common stock in light of such stockholder’s individual circumstances or certain types of stockholders (such as dealers in securities, insurance companies, non-U.S. individuals and entities, financial institutions, and tax-exempt entities) who may be subject to special treatment under federal income tax laws. In addition, this summary does not address any state, local or foreign tax consequences of the conversion.

This summary is included for general information purposes only and is not intended to constitute advice regarding the U.S. federal income tax consequences of the conversion. Since the tax consequences to the holder of Class B common stock will depend on such stockholder’s particular facts and circumstances, such stockholder is urged to consult its own tax advisor with respect to the tax consequences of the conversion, including tax reporting requirements.

We believe that as a result of the conversion:

•	no gain or loss will be recognized for U.S. federal income tax purposes by any of the holders of our Class B common stock upon the conversion;

•

a stockholder’s basis in its new shares of Class A common stock will be the same as such stockholder’s basis in the Class B common stock converted into such Class A common stock pursuant to the conversion;

•

a stockholder’s holding period for its new shares of Class A common stock will include such stockholder’s holding period for the Class B common stock converted into such Class A common stock pursuant to the conversion; and

•	no gain or loss will be recognized for U.S. federal income tax purposes by us upon the conversion of Class B common stock into Class A common stock.

Accounting Considerations

We do not expect that the conversion will have any effect on our earnings or book value per share.

Procedure for Effecting Conversion

If the Conversion Proposal is approved, upon the effectiveness of the conversion, issued and outstanding shares of Class B common stock, all of which are held in book-entry form, will automatically represent an equal number of shares of Class A common stock and it will not be necessary for record holders of Class B common stock to take any action to cause their Class B common stock to be converted into Class A common stock.

Required Vote

All holders of record of shares of Class A common stock and Class B common stock on the record date are entitled to cast one vote per share with regard to the Conversion Proposal. Approval of the Conversion Proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of Class A common stock and Class B common stock present or represented at the special meeting, voting together as a single class, and neither class of common stock will be entitled to a separate class vote.

No Appraisal Rights

Holders of our Class A common stock and our Class B common stock do not have appraisal rights under Delaware law or under our amended and restated certificate of incorporation or bylaws in connection with the Conversion Proposal.

Recommendation of the Board

The Board of Directors recommends a vote FOR the approval of the Conversion Proposal.

PROPOSAL TWO – ADJOURNMENT PROPOSAL

The special meeting may be adjourned if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the Conversion Proposal (the “Adjournment Proposal”).

In order for the Adjournment Proposal to be approved, it must receive the affirmative vote of a majority of the votes cast by the holders of shares of Class A common stock and Class B common stock present or represented at the special meeting, voting together as a single class.

If the special meeting is adjourned for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If our Board of Directors sets a new record date for the adjourned meeting, that new record date must be on or before August 16, 2013. Furthermore, we must give notice of the adjourned meeting to each stockholder of record as of the record date set for the adjourned meeting.

Recommendation of the Board

The Board of Directors recommends a vote FOR the approval of the Adjournment Proposal.

STOCKHOLDER PROPOSALS

Our Board of Directors knows of no other matters that are likely to be brought before the meeting. If any other matters should be properly brought before the meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their judgment on such matters.

According to our by-laws, if a stockholder wishes to present a proposal for consideration at an annual meeting, he or she must send written notice of the proposal to our Corporate Secretary by no earlier than the 120th day prior and no later than the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting. For our annual meeting of stockholders to be held in 2014, such notice must be received no earlier than December 18, 2013 and no later than January 17, 2014.

If you would like your proposal to be included in next year’s Proxy Statement, you must submit it to our Corporate Secretary in writing no later than November 19, 2013. We will include your proposal in our next annual meeting Proxy Statement if it is a proposal that we are required to include in our Proxy Statement pursuant to the rules of the SEC. You must send your proposal to our principal executive offices at:

The WhiteWave Foods Company

c/o Corporate Secretary

1225 Seventeenth Street, Suite 1000

Denver, CO 80202

According to our by-laws, any proposal properly raised at the meeting by a stockholder will require the affirmative vote of the holders of shares of common stock having a majority in voting power of the votes cast by the holders of all of the shares of common stock present at the meeting (in person and by proxy) and entitled to vote on the matter. However, if there are two or more classes or series of stock entitled to vote as separate classes on the matter, then our by-laws provide that any proposal properly raised at the meeting by a stockholder will require the affirmative vote of the holders of a majority in voting power of the shares of stock of each such class or series present at the meeting and entitled to vote on the matter.

Stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and the number of shares of our common stock beneficially owned by the nominee to our principal executive offices at:

Board of Directors

c/o WhiteWave Corporate Secretary

1225 Seventeenth Street, Suite 1000

Denver, CO 80202

Assuming the appropriate information has been provided on a timely basis, the Board of Directors will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If the Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the Proxy Statement for the next annual meeting of stockholders.

Stockholders also have the right under our by-laws to directly nominate candidates, without any action or recommendation on the part of the Board of Directors. Our by-laws require that the Company be given advance written notice of stockholder nominations for election to the Board of Directors. Such nomination must contain the information required by our bylaws with respect to the nominee and the stockholder. To be timely, a stockholder’s notice must be delivered to our Corporate Secretary (i) in the case of an annual meeting, not earlier than the 120th day and no later than 5:00 P.M., Mountain Time, on the 90th day prior to the first anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the 120th day prior to the date of such annual meeting and not later than 5:00 P.M., Mountain Time, on the later of the 90th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by us; or (ii) in the case of a special meeting at which the Board of Directors gives notice that directors are to be elected, not earlier than the 120th day prior to the date of such special meeting and not later than 5:00 P.M., Mountain Time, on the later of the 90th day prior to the date of such special meeting or the 10th day following the day on which notice of the date of such special meeting was mailed or public announcement of the date of the meeting was made, whichever occurs first.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended. You may read and copy this information at the SEC’s Public Reference Room, located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the SEC at the above address, at prescribed rates.

The SEC also maintains a website that contains reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

The Company’s filings referred to below are also available on our Internet website, www.whitewave.com, under “Investor Relations”. Information contained in our Internet website does not constitute a part of this Proxy Statement. You can also obtain these documents from the Company, without charge (other than exhibits, unless the exhibits are specifically incorporated by reference), by requesting them in writing or by telephone at the following address:

The WhiteWave Foods Company

1225 Seventeenth Street, Suite 1000

Denver, CO 80202

(303) 635-4747

A list of stockholders will be available for inspection by stockholders of record during business hours at our corporate headquarters at 1225 Seventeenth Street, Suite 1000, Denver, CO 80202 for ten days prior to the date of the special meeting and will also be available at the special meeting, and continuing to the date of the special meeting and will be available for review at the special meeting or any adjournments or postponements thereof.

We have not authorized anyone to give any information or make any representation about the special meeting that is different from, or in addition to, that contained in this Proxy Statement or in any of the materials that are incorporated by reference into this Proxy Statement. Therefore, if anyone does give you information of this sort, you should not rely on it. This Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities described in this Proxy Statement, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this Proxy Statement by reference or in our affairs since the date of this Proxy Statement. The information contained in this Proxy Statement speaks only as of the date of this Proxy Statement unless the information specifically indicates that another date applies.

HOUSEHOLDING OF PROXY MATERIALS

Family members who are registered owners of our common stock and who live in the same household generally receive only one copy per household of proxy materials and most other mailings. The only item that is separately mailed for each registered stockholder or account is a proxy card. If you would like to start receiving separate copies in your name, apart from others in your household, please contact our Investor Relations Department at investor.relations@whitewave.com, at 1.303.635.4747 or at The WhiteWave Foods Company, 1225 Seventeenth Street, Suite 1000, Denver, CO 80202, and request that action. Within 30 days after your request is received, we will start sending you separate mailings. If for any reason you and members of your household are receiving multiple copies and you want to eliminate duplications, please contact our Investor Relations Department at the addresses or phone number provided above and request that action. That request must be made by each registered stockholder in the household.

For multiple stockholders who live in the same household and want separate copies of the proxy materials for review prior to the special meeting, you may download them from www.whitewave.com. We will also have materials available at the meeting. If you want copies mailed to you and you are a beneficial owner, you must request them from your broker, bank or other nominee. If you would like copies mailed to you and you are a registered stockholder, you may request them from our transfer agent at Computershare, P.O. Box 43006, Providence, RI 02940-3006, or by telephoning 1.866.557.8698. We cannot guarantee you will receive mailed copies before the meeting.

ACCESS TO PROXY MATERIALS

We have delivered a full set of proxy materials to stockholders, unless you previously consented to receive electronic delivery of proxy materials. In addition, this Proxy Statement is available online at www.whitewave.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving hard copies in the mail. You can choose this option by following the instructions when you vote over the Internet.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on September 23, 2013.

Vote by Internet • Go to www.envisionreports.com/WWAV • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•  Call toll free 1-800-652-VOTE (8683) within the USA, US

    territories & Canada on a touch tone telephone

•  Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

+

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2 below.

		For	Against	Abstain			For	Against	Abstain

1.	Proposal to approve the conversion, on a one-for-one basis, of all issued and outstanding shares of WhiteWave Class B common stock into shares of WhiteWave Class A common stock.	☐	☐	☐	2.	Proposal to adjourn the special meeting if necessary or appropriate to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve Proposal 1.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting.
☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — The WhiteWave Foods Company

This Proxy is Solicited by the Board of Directors of The WhiteWave Foods Company

For the Special Meeting of Stockholders to be held at 9:30 am on September 24, 2013.

The undersigned appoints Gregg L. Engles and Roger E. Theodoredis, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of Class A common stock and all of the shares of Class B common stock of The WhiteWave Foods Company held of record by the undersigned at the close of business on August 16, 2013 at the Special Meeting of Stockholders of The WhiteWave Foods Company to be held on September 24, 2013 or at any postponement or adjournment thereof.

Please direct your proxy how he is to vote by placing an “X” in the appropriate box opposite the resolutions, which have all been proposed by The WhiteWave Foods Company, specified on the reverse side hereof. This Proxy, when properly executed and timely received, will be voted in the manner directed herein. If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast “FOR” Proposals 1 and 2.

Complete, Sign, Date and Promptly Return this Proxy Card Using the Enclosed Envelope.